UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): April 22, 2019

AMERICAN RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	000-55456 (Commission File Number)	46-3914127 (I.R.S. Employer Identification No.)

9002 Technology Lane, Fishers Indiana, 46038
(Address of principal executive offices)

(317) 855-9926
(Registrant’s telephone number, including area code)

________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See: General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 8.01 Other Events.

On April 22, 2019, McCoy Elkhorn Coal LLC, a wholly-owned subsidiary of the registrant American Resources Corporation, modified two of its coal purchase orders with Integrity Coal Sales, Inc. dated August 27, 2018 and December 31, 2018 to combined them into one new purchase order (the “New Purchase Order”) that replaces the two prior purchase orders with Integrity Coal Sales. The material changes include combining the coal sales price and sales volumes of each of the prior purchase orders into one blended coal sales price and sales volume, as well as reducing the per-ton deduction on coal sales under this New Purchase Order to repay the Loan Agreement with Integrity Coal Sales dated December 31, 2018.

On the date of the Revised Purchase Order, the Company has drawn the full $6.5 million Integrity Coal Sales loan entered into on December 31, 2018.

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits

The following exhibits are attached hereto and filed herewith.

ExhibitNo.	Description	Location Reference
99.1	Loan Agreement	Incorporated herein by reference to Exhibit 99.1 to the Company’s 8k filed on January 3, 2019
99.2	Promissory Note	Incorporated herein by reference to Exhibit 99.2 to the Company’s 8k filed on January 3, 2019
99.3	Security Agreement	Incorporated herein by reference to Exhibit 99.3 to the Company’s 8k filed on January 3, 2019
99.4	Purchase Order	Incorporated herein by reference to Exhibit 99.4 to the Company’s 8k filed on January 3, 2019
99.5	New Purchase Order	Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Resources Corporation

Date: April 26, 2019
By
/s/ Mark C. Jensen
Mark C. Jensen
Chief Executive Officer